UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2016

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC		28001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2016, Uwharrie Capital Corp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were two proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Registrant’s Board of Directors. The other proposal was also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on April 21, 2016.

The voting results were as follows:

Proposal 1: Proposal to elect nine members of the Board of Directors, for the terms of office indicated or until their respective successors are duly elected and qualified.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes
One-Year Terms
Frank A. (Alex) Rankin, III	3,059,393	26,584	1,092,917
Two-Year Terms
James O. Campbell	3,042,669	43,308	1,092,917
Samuel M. Leder	3,040,544	45,433	1,092,917
Three-Year Terms
Raymond R. Cranford, Jr.	3,059,503	26,474	1,092,917
Thomas M. Hearne, Jr,	3,051,332	33,673	1,092,917
Harvey H. Leavitt, III	3,054,645	30,838	1,092,917
Cynthia L. Mynatt	3,021,117	64,860	1,092,917
James E. Nance	3,068,377	17,600	1,092,917
S. Todd Swaringen	3,040,920	44,563	1,092,917

Proposal 2: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2016.

For	Against	Abstain	Broker Non-Votes
4,166,587	4,122	8,185	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ R. David Beaver, III
R. David Beaver, III
Chief Financial Officer

Dated: May 12, 2016